ASSISTANT SECRETARY'S CERTIFICATE


     The undersigned, Stephanie Pierce, Vice President, Assistant Treasurer, and Assistant Secretary of Dreyfus Insured Municipal Bond Fund, Inc. (the "Fund"), hereby certifies that set forth below is a copy of the resolution adopted by the Fund's Board members by unanimous written consent, dated June 15, 1998, authorizing the signing by Marie Connolly, Margaret W. Chambers, Michael S. Petrucelli, Stephanie Pierce, Christopher J. Kelley, Kathleen K. Morrisey, Elba Vasquez on behalf of the proper officers of the Fund pursuant to a power of attorney:

     RESOLVED, that the following person be, and they hereby are, elected to the offices set forth opposite their respective names, to serve at the pleasure of the Fund's Board:

     President and Treasurer                      Marie E. Connolly
     Vice President and Secretary                 Margaret W. Chambers
     Vice President and Assistant Treasurer       Mary A. Nelson
     Vice President and Assistant Treasurer       George A. Rio
     Vice President and Assistant Treasurer       Joseph F. Tower III
     Vice President, Assistant Treasurer, and     Michael S. Petrucelli
     Assistant Secretary
     Vice President, Assistant Treasurer, and     Stephanie Pierce
     Assistant Secretary
     Vice President and Assistant Secretary       Douglas C. Conroy
     Vice President and Assistant Secretary       Christopher J. Kelley
     Vice President and Assistant Secretary       Kathleen K. Morrisey
     Vice President and Assistant Secretary       Elba Vasquez

     RESOLVED, that the Registration Statement and any and all amendments and supplements thereto may be signed by any one of Margaret W. Chambers, Marie E. Connolly, Christopher J. Kelley, Kathleen K. Morrisey, Michael S. Petrucelli, Stephanie Pierce and Elba Vasquez, as attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as whom he or she is acting as attorney-in-fact, might or could do in person.

     IN WITNESS THEREOF, I have hereunder signed by name and affixed the seal of the Fund on August 17, 1998.


                                   Stephanie Pierce
                                   Vice President, Assistant Treasurer,
                                   and Assistant Secretary

SEAL

Dreyfus Insured Municipal Bond Fund, Inc.